Exhibit 99.1

Gritstone Oncology Announces the Appointment of Dr. Elaine V. Jones as Chair of the Board of Directors

EMERYVILLE, CALIF. – May 1, 2020 (GLOBE NEWSWIRE) – Gritstone Oncology, Inc. (Nasdaq: GRTS), a clinical-stage biotechnology company developing the next generation of cancer immunotherapies to fight multiple cancer types, today announced the appointment of Elaine V. Jones, Ph.D., as chair of the board of directors.

“Elaine has been a very strong addition to our board, as reflected in the unanimous vote to appoint her to the position of board chair,” said Andrew Allen, M.D., Ph.D., co-founder, president and chief executive officer of Gritstone Oncology. “She has made significant contributions towards advancing our current programs, including our existing cancer neoantigen-based immunotherapies and bispecific antibodies, as well as in our evaluation of additional portfolio expansion opportunities. Her scientific and business acumen, as well as her extensive experience in shaping innovative biotechs, will be invaluable to Gritstone as we pioneer entirely novel classes of products based on our deep understanding of T cells and T cell targets.”

Dr. Jones was most recently vice president, worldwide business development and senior partner at Pfizer Ventures, the corporate venture capital arm of Pfizer Inc. During her tenure from 2008 to 2019, Dr. Jones was responsible for managing biotechnology and healthcare investments for Pfizer, as well as serving on the board of directors for several biotechnology companies. Prior to this, Dr. Jones held the position of general partner at EuclidSR Partners, a venture firm specializing in private investment in both private and public equity within the health sciences, healthcare, biopharmaceutical sectors. Dr. Jones began her investing career in 1999 at S.R. One, the corporate investment fund of GlaxoSmithKline. During her venture career, she served on the boards of more than 20 early to mid-stage biotechnology, therapeutic and pharmaceutical companies. Previously, Dr. Jones was the director of scientific licensing at SmithKline Beecham and a research scientist in the research and development division of SmithKline Beecham Pharmaceuticals. She received a B.S. in biology from Juniata College and a Ph.D. in microbiology from the University of Pittsburgh.

Dr. Jones added, “It has been a pleasure to serve on the board of directors for Gritstone, a company that had the vision to become a leader in neoantigen and tumor antigen discovery and is now administering pioneering immunotherapies utilizing these T cell targets in cancer patients. I am honored to be appointed as chair and look forward to working closely with the board and Gritstone’s leadership team to continue the company’s positive momentum in our pursuit of bringing novel cancer treatments to patients.”

About Gritstone Oncology

Gritstone Oncology (Nasdaq: GRTS), a clinical-stage biotechnology company, is developing the next generation of cancer immunotherapies to fight multiple cancer types. Gritstone develops its products by leveraging two key pillars—first, a proprietary machine learning-based platform, Gritstone EDGETM, which is designed to predict, from a routine tumor biopsy, the tumor-specific neoantigens (TSNA) that are presented on a patient’s tumor cells; and second, the ability to develop and manufacture potent immunotherapies utilizing patients’ TSNA to potentially drive the patient’s immune system to specifically attack and destroy tumors. The company’s “off the shelf” shared neoantigen-based immunotherapy, SLATE, and its individualized neoantigen-based immunotherapy, GRANITE, are being evaluated in Phase 1 clinical studies. Novel tumor-specific antigens can also provide targets for bispecific antibody (BiSAb) therapeutics for solid tumors, and Gritstone’s BiSAb program is currently in lead optimization. For more information, please visit gritstoneoncology.com.

Gritstone Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the potential of Gritstone’s therapeutic programs. Such forward-looking statements involve substantial risks and uncertainties that could cause Gritstone’s research and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including Gritstone’s programs’ early stage of development, the process of designing and conducting preclinical and clinical trials, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, Gritstone’s ability to successfully establish, protect and defend its intellectual property and other matters that could affect the sufficiency of existing cash to fund operations. Gritstone undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see Gritstone’s most recent Annual Report on Form 10-K filed on March 11, 2020 and any current and periodic reports filed with the Securities and Exchange Commission.

Contacts

Media:

Dan Budwick

1AB

(973) 271-6085

dan@1abmedia.com

Investors:

Alexandra Santos

Wheelhouse Life Science Advisors

(510) 871-6161

asantos@wheelhouselsa.com